                                                                     EXHIBIT 5.3



                     [Letterhead of Pillsbury Winthrop LLP]



                               September 20, 2002

Fair, Isaac and Company, Incorporated
200 Smith Ranch Road
San Rafael, CA  94903-1996

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Fair, Isaac and Company, Incorporated, a Delaware corporation ("Fair, Isaac"), in connection with Fair, Isaac's Registration Statement on Form S-3 (the "Registration Statement"), combined with the Post-Effective Amendment No. 2 to Registration Statement on Form S-3, registration number 333-72804, of HNC Software Inc., a Delaware corporation and, as of August 5, 2002, a wholly-owned subsidiary of Fair, Isaac ("HNC").

By means of the Registration Statement, Fair, Isaac and HNC are registering the resale by certain selling securityholders specified in the Registration Statement and the prospectus associated therewith, from time to time, of (i) an aggregate of 2,703,190 shares of Fair, Isaac's common stock, par value $.01 per share (the "Shares") issuable upon conversion of $150,000,000 aggregate principal amount of HNC's 5.25% Convertible Subordinated Notes due September 1, 2008 (the "Notes"), pursuant to the Indenture dated as dated as of August 21, 2001 (the "Indenture") between HNC and State Street Bank and Trust Company of California, N.A. (the "Trustee"), as supplemented and amended by the First Supplemental Indenture thereto dated as of August 5, 2002, among Fair, Isaac, HNC and the Trustee (the "First Supplemental Indenture"), (ii) the Notes, and
(iii) Fair, Isaac's subordinated guarantees (the "Guarantees") of up to $150,000,000 principal amount of the Notes, which Guarantees were issued by Fair, Isaac under the First Supplemental Indenture.

In our capacity as such counsel, we have reviewed the Indenture, the First Supplemental Indenture, the form of the Notes, the Registration Statement and such other corporate records, agreements, documents and other instruments of Fair, Isaac, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that Fair, Isaac is validly existing and in good standing under the laws of Delaware.

        Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (a) the Shares, when issued and sold in accordance with the Indenture and the First Supplemental Indenture, will be legally issued, fully paid and non-assessable, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the rights of creditors generally, and to general principals of equity, and (b) the Guarantees constitute the valid and binding obligations of Fair, Isaac.

We are members of the Bar of the States of California and New York and, for purposes of this opinion, do not hold ourselves out as experts on the law of any jurisdiction other than the law of the States of California and New York and the Delaware General Corporation Law. This opinion is limited to matters governed by the law of the States of California and New York and the Delaware General Corporation Law (including the statutory provisions of the Delaware General Corporation Law and also all applicable provisions of the Delaware Constitution and reported decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ PILLSBURY WINTHROP LLP